Exhibit 99.1

JAMES RIVER ANNOUNCES FIRST QUARTER 2025 RESULTS

Pembroke, Bermuda, May 5, 2025 - James River Group Holdings, Ltd. ("James River" or the "Company") (NASDAQ: JRVR) reported net income from continuing operations available to common shareholders of $9.0 million ($0.18 per diluted share) and adjusted net operating income1 of $9.1 million ($0.19 per diluted share) for the first quarter of 2025.

	Three Months Ended March 31,		Three Months Ended March 31,
($ in thousands, except for share data)	2025	per diluted share	2024	per diluted share
Net income from continuing operations available to common shareholders	$9,019	$0.18	$20,883	$0.53
Net loss from discontinued operations[2]	(1,414)	$(0.02)	(8,105)	$(0.18)
Net income available to common shareholders	7,605	$0.16	12,778	$0.35
Adjusted net operating income[1]	9,102	$0.19	14,832	$0.39

Unless specified otherwise, all underwriting performance ratios presented herein are for our continuing operations and business not subject to retroactive reinsurance accounting.
First Quarter 2025 Highlights:
▪Annualized adjusted net operating return on tangible common equity1 of 11.5% and year to date growth in tangible common equity1 of 7.1%.
▪E&S segment combined ratio of 91.5% and renewal rate change of 7.8%, with the majority of underwriting divisions reporting pricing increases.
▪Specialty Admitted Insurance segment combined ratio of 102.1%, with fronting and program gross written premium declining 21.3%.
▪De minimis overall prior year reserve activity. Group combined ratio of 99.5%.
▪Final independent accounting firm determination in the purchase price adjustment dispute related to the sale of JRG Reinsurance Company Ltd. (“JRG Re”), finding in favor of the Company on $53.6 million of the aggregate $54.1 million of items in dispute, resulting in a small downward adjustment to the purchase price of ($0.5) million. This is reflected in the first quarter results.
1 Adjusted net operating income, tangible common equity and adjusted net operating return on tangible common equity are non-GAAP financial measures. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.
2 The Company closed the sale of JRG Reinsurance Company Ltd. on April 16, 2024. The full financials for our former Casualty Reinsurance segment have been classified to discontinued operations for all periods and includes the final adjustment determination to the closing purchase price pursuant to the Stock Purchase Agreement.
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JRVR Announces First Quarter 2025 Results

Frank D'Orazio, the Company’s Chief Executive Officer, commented on the first quarter, “Coming out of 2024, our first quarter results show progress in strengthening our underwriting performance and positioning the franchise for long-term, sustainable profitability. Our disciplined approach to risk selection, combined with the actions taken over the past year to strengthen our reserve position, are showing tangible results. As we move forward, we remain focused on delivering value to shareholders as we take advantage of the attractive E&S underwriting environment while closely managing our expenses."

•E&S Segment Highlights:
–For the first quarter of 2025, the segment's gross written premium was largely flat to the comparable quarter last year.
–Renewal rate increases across the segment were 7.8% during the quarter.
–The segment continued to experience strong submission growth, with the 6% growth in renewal submissions exceeding 2024 levels.
–There was de minimis favorable reserve development during the quarter.
•Specialty Admitted Insurance Segment Highlights:
–Gross written premium for the fronting and program business declined 21.3% compared to the prior year quarter, as the Company manages this segment to retain minimal risk. This excludes the impact of our large workers’ compensation program and Individual Risk Workers’ Compensation book, which were non-renewed in the second quarter of 2023 and sold via a renewal rights transaction in the third quarter of 2023, respectively. Overall, premium declined 30.7%
–While the fronting business of the segment is transactional in nature, the Company remains focused on managing its expenses in this segment over the course of the calendar year.
–There was de minimis prior year reserve movement during the quarter.
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JRVR Announces First Quarter 2025 Results

First Quarter 2025 Operating Results
•Gross written premium of $294.4 million, consisting of the following:

	Three Months Ended March 31,
($ in thousands)	2025	2024	% Change
Excess and Surplus Lines	$213,243	$213,691	0%
Specialty Admitted Insurance	81,118	117,119	(31)%
	$294,361	$330,810	(11)%

•Net written premium of $128.0 million, consisting of the following:

	Three Months Ended March 31,
($ in thousands)	2025	2024	% Change
Excess and Surplus Lines	$115,079	$117,425	(2)%
Specialty Admitted Insurance	12,877	20,747	(38)%
	$127,956	$138,172	(7)%

•Net earned premium of $151.9 million, consisting of the following:

	Three Months Ended March 31,
($ in thousands)	2025	2024	% Change
Excess and Surplus Lines	$137,028	$145,623	(6)%
Specialty Admitted Insurance	14,874	26,068	(43)%
	$151,902	$171,691	(12)%

•As cited above, the first quarter of 2025 included de minimis favorable reserve development in each of the two insurance segments. There remains $116.2 million of aggregate limit on the two E&S segment retroactive reinsurance structures which cover the majority of James River’s E&S segment net reserves for James River’s E&S segment for accident years 2010 -2023.
•Pre-tax favorable (unfavorable) reserve development by segment on business not subject to retroactive reinsurance accounting for loss portfolio transfers was as follows:

	Three Months Ended March 31,
($ in thousands)	2025	2024
Excess and Surplus Lines	$10	$(40)
Specialty Admitted Insurance	121	438
	$131	$398
•Retroactive benefits of $1.9 million were recorded in loss and loss adjustment expenses during the first quarter and the total deferred retroactive reinsurance gain on the Balance Sheet is $56.0 million as of March 31, 2025.
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JRVR Announces First Quarter 2025 Results

•The consolidated expense ratio was 32.7% for the first quarter of 2025, which was an increase from 28.9% in the prior year quarter. The expense ratio increase was primarily driven by higher compensation expenses on lower net earned premium.

Investment Results
Net investment income for the first quarter of 2025 was $20.0 million, a decline of 11.6% compared to $22.6 million in the prior year quarter. The comparable decline in income was primarily due to a smaller asset base following the funding of retroactive reinsurance structures for the E&S segment which were purchased in the second half of 2024.
The Company’s net investment income consisted of the following:

	Three Months Ended March 31,
($ in thousands)	2025	2024	% Change
Private Investments	200	(145)	NM
All Other Investments	19,808	22,777	(13)%
Total Net Investment Income	$20,008	$22,632	(12)%
The Company’s annualized gross investment yield on average fixed maturity, bank loan and equity securities for the three months ended March 31, 2025 was 4.6% (versus 4.8% for the three months ended March 31, 2024).
Net realized and unrealized losses on investments of ($1.4) million for the three months ended March 31, 2025 compared to net realized and unrealized gains on investments of $4.6 million in the prior year quarter. The majority of the realized and unrealized losses during the quarter were related to realized losses on sales in our bank loan portfolio, partially offset by increases in the fair value of our preferred stock portfolio.
Discontinued Operations
In connection with the process outlined in the Stock Purchase Agreement, and as previously disclosed, the buyer of JRG Re claimed a $54.1 million downward adjustment to the closing purchase price, which the Company disputed. As per the Stock Purchase Agreement, the disputed items (totaling $54.1 million) were submitted to an independent accounting firm for final resolution. On April 18, 2025, the independent accounting firm issued its final determination which resulted in a small downward adjustment to the closing purchase price of
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JRVR Announces First Quarter 2025 Results

$0.5 million. The determination by the independent accounting firm is final and binding with regards to the purchase price.
Capital Management
The Company announced that its Board of Directors declared a cash dividend of $0.01 per common share. This dividend is payable on Monday, June 30, 2025 to all shareholders of record on Monday, June 9, 2025.
Tangible Common Equity Per Share
Shareholders' equity of $484.5 million at March 31, 2025 increased 5.1% compared to shareholders' equity of $460.9 million at December 31, 2024. Tangible common equity3 per share of $7.11 at March 31, 2025 increased 6.6% compared to tangible common equity per share of $6.67 at December 31, 2024, due to net income from continuing operations, partially offset by a small net loss from discontinued operations. Other comprehensive income benefited by $14.3 million during the first quarter of 2025, improving AOCI to ($55.7) million due to a decline in interest rates.
Conference Call
James River will hold a conference call to discuss its first quarter results tomorrow, May 6, 2025 at 8:00 a.m. Eastern Time. Investors may access the conference call by dialing (800) 715-9871, Conference ID 8501569, or via the internet by visiting www.jrvrgroup.com and clicking on the “Investor Relations” link. A webcast replay of the call will be available by visiting the company website.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our estimate used to compute loss and loss adjustment expense reserves; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; downgrades in the financial strength rating or outlook of our regulated insurance subsidiaries impacting our competitive position and ability to attract and retain insurance business that our subsidiaries write and ultimately our financial condition; the potential loss of key members of our management team or key employees, and our ability to attract and retain personnel; adverse economic and competitive factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; the impact of a higher than expected inflationary environment on our reserves, loss adjustment expenses, the values of our investments and investment returns, and our compensation expenses;
3 Tangible common equity is a non-GAAP financial measures. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.
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JRVR Announces First Quarter 2025 Results

exposure to credit risk, interest rate risk and other market risk in our investment portfolio and our reinsurers; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain insurance and reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our Company against financial loss and that supports our growth plans; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks; the inherent uncertainty of estimating reinsurance recoverable on unpaid losses and the possibility that reinsurance may be less than our estimate of reinsurance recoverable on unpaid losses; inadequacy of premiums we charge to compensate us for our losses incurred; changes in laws or government regulation, including tax or insurance laws and regulations; changes in U.S. tax laws (including associated regulations) and the interpretation of certain provisions applicable to insurance/reinsurance businesses with U.S. and non-U.S. operations, which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders; in the event we did not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and were therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation; the Company or its foreign subsidiary becoming subject to U.S. federal income taxation; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; potential effects on our business of emerging claim and coverage issues; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002, as amended; changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; and an adverse result in any litigation or legal proceedings we are or may become subject to. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission ("SEC"), including our most recently filed Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Non-GAAP Financial Measures
In presenting James River Group Holdings, Ltd.’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures, including underwriting (loss)
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JRVR Announces First Quarter 2025 Results

profit, adjusted net operating (loss) income, tangible equity, tangible common equity, and adjusted net operating return on tangible equity (which is calculated as annualized adjusted net operating income divided by the average quarterly tangible equity balances in the respective period), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this press release.
About James River Group Holdings, Ltd.
James River Group Holdings, Ltd. is a Bermuda-based insurance holding company that owns and operates a group of specialty insurance companies. The Company operates in two specialty property-casualty insurance segments: Excess and Surplus Lines and Specialty Admitted Insurance. Each of the Company’s regulated insurance subsidiaries are rated “A-” (Excellent) by A.M. Best Company.
Visit James River Group Holdings, Ltd. on the web at www.jrvrgroup.com
For more information contact:
Zachary Shytle
Senior Analyst, Investments and Investor Relations
980-249-6848
InvestorRelations@james-river-group.com
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JRVR Announces First Quarter 2025 Results

James River Group Holdings, Ltd. and Subsidiaries
Condensed Consolidated Balance Sheet Data (Unaudited)

($ in thousands, except for share data)	March 31, 2025	December 31, 2024
ASSETS
Invested assets:
Fixed maturity securities, available-for-sale, at fair value	$1,259,627	$1,189,733
Equity securities, at fair value	87,746	86,479
Bank loan participations, at fair value	144,014	142,410
Short-term investments	79,091	97,074
Other invested assets	52,768	36,700
Total invested assets	1,623,246	1,552,396

Cash and cash equivalents	279,427	362,345
Restricted cash equivalents (a)	29,012	28,705
Accrued investment income	10,567	10,534
Premiums receivable and agents’ balances, net	205,965	243,882
Reinsurance recoverable on unpaid losses, net	1,984,292	1,996,913
Reinsurance recoverable on paid losses	127,627	101,210
Deferred policy acquisition costs	27,844	30,175
Goodwill and intangible assets	214,190	214,281
Other assets	446,845	466,635
Total assets	$4,949,015	$5,007,076

LIABILITIES AND SHAREHOLDERS’ EQUITY
Reserve for losses and loss adjustment expenses	$3,081,540	$3,084,406
Unearned premiums	526,506	572,034
Funds held (a)	25,157	25,157
Deferred reinsurance gain	56,042	57,970
Senior debt	225,800	200,800
Junior subordinated debt	104,055	104,055
Accrued expenses	39,196	53,178
Other liabilities	273,124	315,446
Total liabilities	4,331,420	4,413,046

Series A redeemable preferred shares	133,115	133,115
Total shareholders’ equity	484,480	460,915
Total liabilities, Series A redeemable preferred shares, and shareholders’ equity	$4,949,015	$5,007,076

Tangible equity (b)	$459,447	$437,719
Tangible equity per share (b)	$7.73	$7.40
Tangible common equity per share (b)	$7.11	$6.67
Shareholders' equity per share	$10.56	$10.10
Common shares outstanding	45,892,706	45,644,318

(a) Restricted cash equivalents and the funds held liability includes funds posted by the Company to a trust account for the benefit of a third party administrator handling the claims on the Rasier commercial auto policies in run-off. Such funds held in trust secure the Company's obligations to reimburse the administrator for claims payments, and are primarily sourced from the collateral posted to the Company by Rasier and its affiliates to support their obligations under the indemnity agreements and the loss portfolio transfer reinsurance agreement with the Company.

(b) See “Reconciliation of Non-GAAP Measures”
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JRVR Announces First Quarter 2025 Results

James River Group Holdings, Ltd. and Subsidiaries
Condensed Consolidated Income Statement Data (Unaudited)

	Three Months Ended March 31,
($ in thousands, except for share data)	2025	2024
REVENUES
Gross written premiums	$294,361	$330,810
Net written premiums	127,956	138,172

Net earned premiums	151,902	171,691
Net investment income	20,008	22,632
Net realized and unrealized (losses) gains on investments	(1,371)	4,583
Other income	1,750	2,221
Total revenues	172,289	201,127

EXPENSES
Losses and loss adjustment expenses (a)	99,525	110,049
Other operating expenses	50,560	50,810
Other expenses	563	732
Interest expense	5,541	6,485
Intangible asset amortization and impairment	91	91
Total expenses	156,280	168,167
Income from continuing operations before income taxes	16,009	32,960
Income tax expense on continuing operations	5,021	9,452
Net income from continuing operations	10,988	23,508
Net loss from discontinued operations	(1,414)	(8,105)
NET INCOME	9,574	15,403
Dividends on Series A preferred shares	(1,969)	(2,625)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$7,605	$12,778
ADJUSTED NET OPERATING INCOME (b)	$9,102	$14,832

INCOME (LOSS) PER COMMON SHARE
Basic
Continuing operations	$0.20	$0.55
Discontinued operations	$(0.03)	$(0.21)
	$0.17	$0.34
Diluted
Continuing operations (c)	$0.18	$0.53
Discontinued operations	$(0.02)	$(0.18)
	$0.16	$0.35

ADJUSTED NET OPERATING INCOME PER COMMON SHARE
Basic	$0.20	$0.39
Diluted (c)	$0.19	$0.39

Weighted-average common shares outstanding:
Basic	45,803,501	37,733,710
Diluted	59,659,075	44,638,969
Cash dividends declared per common share	$0.01	$0.05

Ratios:
Loss ratio	66.8%	66.4%
Expense ratio (d)	32.7%	28.9%
Combined ratio	99.5%	95.3%
Accident year loss ratio (e)	65.5%	66.7%

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JRVR Announces First Quarter 2025 Results

(a) Losses and loss adjustment expenses include benefits of $1.9 million and $4.0 million for deferred retroactive reinsurance gains (benefits) for the three months ended March 31, 2025 and 2024, respectively.

(b) See "Reconciliation of Non-GAAP Measures".
(c) The outstanding Series A preferred shares were dilutive in both periods. Dividends on the Series A preferred shares were added back to the numerator of the calculation and common shares from an assumed conversion of the Series A preferred shares were included in the denominator.

(d) Calculated with a numerator comprising other operating expenses less gross fee income (in specific instances when the Company is not retaining insurance risk) included in “Other income” in our Condensed Consolidated Income Statements of $0.8 million and $1.3 million for the three months ended March 31, 2025 and 2024, respectively.

(e) Ratio of losses and loss adjustment expenses for the current accident year, excluding development on prior accident year reserves, to net earned premiums for the current year (excluding net earned premium adjustments on certain reinsurance treaties with reinstatement premiums associated with prior years).

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JRVR Announces First Quarter 2025 Results

James River Group Holdings, Ltd. and Subsidiaries
Segment Results

EXCESS AND SURPLUS LINES

	Three Months Ended March 31,
($ in thousands)	2025	2024	% Change
Gross written premiums	$213,243	$213,691	(0.2)%
Net written premiums	$115,079	$117,425	(2.0)%

Net earned premiums	$137,028	$145,623	(5.9)%
Losses and loss adjustment expenses excluding retroactive reinsurance	(88,804)	(93,605)	(5.1)%
Underwriting expenses	(36,566)	(33,527)	9.1%
Underwriting profit (a)	$11,658	$18,491	(37.0)%

Ratios:
Loss ratio	64.8%	64.3%
Expense ratio	26.7%	23.0%
Combined ratio	91.5%	87.3%
Accident year loss ratio (b)	63.4%	64.3%

(a) See "Reconciliation of Non-GAAP Measures".
(b) Ratio of losses and loss adjustment expenses for the current accident year, excluding development on prior accident year reserves, to net earned premiums for the current year (excluding net earned premium adjustments on certain reinsurance treaties with reinstatement premiums associated with prior years).
SPECIALTY ADMITTED INSURANCE

	Three Months Ended March 31,
($ in thousands)	2025	2024	% Change
Gross written premiums	$81,118	$117,119	(30.7)%
Net written premiums	$12,877	$20,747	(37.9)%

Net earned premiums	$14,874	$26,068	(42.9)%
Losses and loss adjustment expenses	(12,649)	(20,446)	(38.1)%
Underwriting expenses	(2,531)	(4,836)	(47.7)%
Underwriting profit (a), (b)	$(306)	$786	—

Ratios:
Loss ratio	85.0%	78.4%
Expense ratio	17.1%	18.6%
Combined ratio	102.1%	97.0%
Accident year loss ratio	85.9%	80.1%

(a) See "Reconciliation of Non-GAAP Measures".
(b) Underwriting results for the three months ended March 31, 2025 and 2024 include gross fee income of $4.3 million and $5.3 million, respectively.

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JRVR Announces First Quarter 2025 Results

Underwriting Performance Ratios

The following table provides the underwriting performance ratios of the Company's continuing operations inclusive of the business subject to retroactive reinsurance accounting. There is no economic impact to the Company over the life of a retroactive reinsurance contract so long as any additional losses subject to the contract are within the limit of the contract and the counterparty performs under the contract. Retroactive reinsurance accounting is not indicative of our current and ongoing operations. Management believes that providing loss ratios and combined ratios on business not subject to retroactive reinsurance accounting gives the users of our financial statements useful information in evaluating our current and ongoing operations.

	Three Months Ended March 31,
	2025	2024
Excess and Surplus Lines:
Loss Ratio	64.8%	64.3%
Impact of retroactive reinsurance	(1.4)%	(2.7)%
Loss Ratio including impact of retroactive reinsurance	63.4%	61.6%

Combined Ratio	91.5%	87.3%
Impact of retroactive reinsurance	(1.4)%	(2.7)%
Combined Ratio including impact of retroactive reinsurance	90.1%	84.6%

Consolidated:
Loss Ratio	66.8%	66.4%
Impact of retroactive reinsurance	(1.3)%	(2.3)%
Loss Ratio including impact of retroactive reinsurance	65.5%	64.1%

Combined Ratio	99.5%	95.3%
Impact of retroactive reinsurance	(1.3)%	(2.3)%
Combined Ratio including impact of retroactive reinsurance	98.2%	93.0%

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JRVR Announces First Quarter 2025 Results

RECONCILIATION OF NON-GAAP MEASURES

Underwriting Profit

The following table reconciles the underwriting profit by individual operating segment and for the entire Company to consolidated income from continuing operations before taxes. We believe that the disclosure of underwriting profit by individual segment and of the Company as a whole is useful to investors, analysts, rating agencies and other users of our financial information in evaluating our performance because our objective is to consistently earn underwriting profits. We evaluate the performance of our segments and allocate resources based primarily on underwriting profit. We define underwriting profit as net earned premiums and gross fee income (in specific instances when the Company is not retaining insurance risk) less losses and loss adjustment expenses on business from continuing operations not subject to retroactive reinsurance accounting and other operating expenses. Other operating expenses include the underwriting, acquisition, and insurance expenses of the operating segments and, for consolidated underwriting profit, the expenses of the Corporate and Other segment. Our definition of underwriting profit may not be comparable to that of other companies.

	Three Months Ended March 31,
($ in thousands)	2025	2024
Underwriting profit of the operating segments:
Excess and Surplus Lines	$11,658	$18,491
Specialty Admitted Insurance	(306)	786
Total underwriting profit of operating segments	11,352	19,277
Other operating expenses of the Corporate and Other segment	(10,631)	(11,137)
Underwriting profit (a)	721	8,140
Losses and loss adjustment expenses - retroactive reinsurance	1,928	4,002
Net investment income	20,008	22,632
Net realized and unrealized gains on investments	(1,371)	4,583
Other income (expense)	355	179
Interest expense	(5,541)	(6,485)
Amortization of intangible assets	(91)	(91)
Income from continuing operations before taxes	$16,009	$32,960

(a) Included in underwriting results for the three months ended March 31, 2025 and 2024 is gross fee income of $4.3 million and $5.3 million, respectively.

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JRVR Announces First Quarter 2025 Results

Adjusted Net Operating Income

We define adjusted net operating income as income available to common shareholders excluding a) income (loss) from discontinued operations, b) the impact of retroactive reinsurance accounting, c) net realized and unrealized gains (losses) on investments, d) certain non-operating expenses such as professional service fees related to certain lawsuits, various strategic initiatives, and the filing of registration statements for the offering of securities, e) severance costs associated with terminated employees, and f) deemed dividends recorded with the amendment of the Series A Preferred Shares. Adjusted net operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of adjusted net operating income may not be comparable to that of other companies.

Our income available to common shareholders reconciles to our adjusted net operating income as follows:

	Three Months Ended March 31,
	2025		2024
($ in thousands)	Income Before Taxes	Net Income	Income Before Taxes	Net Income
Income available to common shareholders	$12,626	$7,605	$22,230	$12,778
Loss from discontinued operations	1,414	1,414	8,105	8,105
Losses and loss adjustment expenses - retroactive reinsurance	(1,928)	(1,523)	(4,002)	(3,162)
Net realized and unrealized investment losses (gains)	1,371	1,083	(4,583)	(3,621)
Other expenses	563	523	732	732
Adjusted net operating income	$14,046	$9,102	$22,482	$14,832

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JRVR Announces First Quarter 2025 Results

Tangible Equity (per Share) and Tangible Common Equity (per Share)

We define tangible equity as shareholders' equity plus mezzanine Series A Preferred Shares and the deferred retroactive reinsurance gain less goodwill and intangible assets, net of amortization. Tangible equity per share represents tangible equity divided by the sum of total common shares outstanding plus the common shares resulting from an assumed conversion of the outstanding Series A Preferred Shares into common shares (at the conversion price effective as of the last day of the applicable period). We define tangible common equity as tangible equity less mezzanine Series A Preferred Shares and tangible common equity per share represents tangible common equity divided by the total common shares outstanding. Our definitions of tangible equity and tangible equity per share may not be comparable to that of other companies, and they should not be viewed as a substitute for shareholders’ equity and shareholders’ equity per share calculated in accordance with GAAP. We use tangible equity and tangible common equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure. The following table reconciles shareholders’ equity to tangible equity and tangible common equity for March 31, 2025, December 31, 2024, March 31, 2024, and December 31, 2023.

	March 31, 2025	December 31, 2024	March 31, 2024	December 31, 2023
($ in thousands, except for share data)
Shareholders' equity	$484,480	$460,915	$539,537	$534,621
Plus: Series A redeemable preferred shares	133,115	133,115	144,898	144,898
Plus: Deferred reinsurance gain	56,042	57,970	16,731	20,733
Less: Goodwill and intangible assets	214,190	214,281	214,553	214,644
Tangible equity	$459,447	$437,719	$486,613	$485,608
Less: Series A redeemable preferred shares	133,115	133,115	144,898	144,898
Tangible common equity	$326,332	$304,604	$341,715	$340,710

Common shares outstanding	45,892,706	45,644,318	37,822,340	37,641,563
Common shares from assumed conversion of Series A preferred shares	13,521,635	13,521,635	6,750,567	5,971,184
Common shares outstanding after assumed conversion of Series A preferred shares	59,414,341	59,165,953	44,572,907	43,612,747

Equity per share:
Shareholders' equity	$10.56	$10.10	$14.27	$14.20
Tangible equity	$7.73	$7.40	$10.92	$11.13
Tangible common equity	$7.11	$6.67	$9.03	$9.05

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